NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION
                 CERTIFICATES ISSUED BY SENECA FOODS CORPORATION



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Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Prospectus enclosed herewith.

Dear Sir or Madam:

     The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing ____________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern daylight time, on the Expiration Date, August 27, 1998. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Subscription Privilege to subscribe for one-half share of New Preferred Stock per Right with respect to each of ____________ Rights represented by such Subscription Certificate. The undersigned understands that payment of the Subscription Price of $12.00 per share for each share of Convertible Participating Preferred Stock subscribed for pursuant to the subscription privilege must be received by the Subscription Agent on or before 5:00 p.m., Eastern daylight time, on the Expiration Date and represents that such payment, in the aggregate amount of $________________, either (check appropriate box):

[ ] is delivered herein [ ] was delivered separately, in each case in a manner consistent with the Prospectus.


Signature(s)__________________________       Name(s)____________________________
                                                     Please type or print
            __________________________


Address:______________________________

        ______________________________

Tel. No(s). (       )

Account Number_______________________________



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                              GUARANTEE OF DELIVERY

        (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five New York Stock Exchange, Inc. trading days after the date hereof.

Dated:________________________________________, 1998

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     (Address)

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     (Area Code and Telephone Number)

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     (Name of Firm)

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     (Authorized Signature)

          The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution. Such form must be delivered by hand or sent by telegram, facsimile transmittal or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. For your convenience, we have enclosed a prepaid, self-addressed envelope addressed to the Subscription Agent. Any other transmittals shall be forwarded to the Subscription Agent at the following address and/or facsimile number:

                                    Sarah S. Mortensen
                                    c/o Seneca Foods Corporation
                                    1605 Main Street, Suite 1010
                                    Sarasota, Florida  34236
                                    Facsimile No.:  (941) 954-7508



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DELIVERY  OF THIS  INSTRUMENT  TO AN ADDRESS  OTHER  THAN AS SET FORTH  ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.


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